EXHIBIT 99.2

Global Geophysical Services Announces 3rd Quarter 2012 Earnings Call

HOUSTON, Oct. 26, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended September 30, 2012, the Company's 3rd quarter of fiscal year 2012, before the market opens on Tuesday, October 30, 2012.

An investor conference call to review the financial results will be held as further detailed below:

Conference call Information:

Call Topic:	Global Geophysical Services Q3 2012 Earnings Call
Date of Call:	October 30, 2012
Time of Call:	10:00 a.m. Eastern Time
Participant Operator Assisted Toll-Free Dial-In Number:	(877) 312-5527
Participant Operator Assisted International Dial-In Number:	(253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of geoscience and engineering solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Autoseis® autonomous nodal recording technology, microseismic monitoring, seismic data processing and interpretation services, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools and solutions to Gain InSightTM. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008